Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor inquiries:

Karen Greene

Actua

Investor Relations

610.727.6900

IR@actua.com

Actua Announces Completion of Sale of FolioDynamix

Company intends to set record date and make January distribution

Radnor, PA – (January 2, 2018) – Actua Corporation (Nasdaq: ACTA) today announced the successful completion of its previously announced sale of FolioDynamix to Envestnet (NYSE: ENV). Actua realized cash proceeds of approximately $166.3 million (approximately $1.5 million of which is being held in escrow to satisfy potential future indemnification claims, a purchase price adjustment and related expenses) in the Folio Sale and will receive an additional approximately $11.6 million in cash proceeds in the second quarter of 2018 if and to the extent that FolioDynamix is able to meet an agreed-upon threshold under a previously disclosed purchase price adjustment mechanism relating to client consents.

With the sales of its interests in VelocityEHS Holdings, Inc. and BOLT Solutions Inc. (“Bolt”) (as previously announced on December 12, 2017) and of FolioDynamix now complete, Actua intends to set a record date and distribute substantially all of the net proceeds from those sales later in January 2018, subject to expenses and appropriate reserves relating to the wind-down of its business. Following that distribution, Actua intends to accelerate the process of winding down its operations and discharging its remaining liabilities, including any potential liabilities relating to the recent sales of its businesses. Accordingly, Actua expects to significantly reduce its operating costs and to focus on opportunities to monetize its remaining minority holdings and other assets (including any future proceeds received from the FolioDynamix sale and the previously disclosed potential secondary sale of Bolt). The company’s goal is to sell its stakes in those holdings over a 12- to 18-month period and distribute in one or more additional cash distributions the net proceeds from those sales, along with any other remaining cash assets (subject to expenses and appropriate reserves), to its stockholders.

Evercore Partners served as Actua’s financial advisor, and Dechert LLP served as Actua’s legal advisor in Actua’s sales of its businesses.

About FolioDynamix

FolioDynamix is leading the evolution of the wealth management experience, with an end-to-end technology solution paired with a suite of advisory tools including model portfolios, research, and overlay management services. Through our powerful technology platform, advisors can manage the entire client lifecycle from proposal generation to account opening to account management (trading and rebalancing) to reporting, all through a sophisticated but easy-to-use cloud-based solution.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, risks associated with our ability to compete successfully in highly-competitive, rapidly-developing markets, the valuation of public and private cloud-based businesses by analysts, investors and other market participants, the effect of economic conditions generally, capital spending by our customers, our ability to retain existing customer relationships and revenue streams and secure new ones, developments in the markets in which we operate and our ability to respond to those changes in a timely and effective manner, the availability, performance and security of our cloud-based technology, particularly in light of increased cybersecurity risks and concerns, our ability to retain key personnel, the impact of any potential acquisitions, dispositions, share repurchases or other strategic transactions (including in connection with the negotiation, execution and consummation thereof), our ability to have continued access to capital and to manage capital resources effectively, our ability to monetize our remaining minority investments for sufficient value and other risks and uncertainties detailed in Actua’s filings with the U.S, Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.

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